SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Rockelle Corp.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE	(9995)	98-0407800
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

162 Miller Place Road

Miller Place, New York 11764

(631) 244-9841

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

162 Miller Place Road

Miller Place, New York 11764

(631) 244-9841

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, par value $.001 per share (1)	11,250,000 (5)	$.40	$4,500,000	$529.65
Common Stock, par value $.001 per share (2)	3,300,000	$1.00	$3,300,000	$353.10
Common Stock, par value $.001 per share (3)	3,300,000	$1.50	$4,950,000	$582.62
Common Stock, par value $.001 per share (4)	300,000	$.80	$240,000	$28.42
Total	18,150,000		$12,990,000	$1,493.79

(1) Represents shares of common stock issuable in connection with the conversion of promissory notes aggregating a maximum of $2,000,000 in accordance with a Securities Purchase Agreement dated March 3, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. We are required to register 225% of the estimated amount of shares of common stock issuable in connection with the conversion of the callable secured convertible note (or 11,250,000 shares of common stock) calculated to be due upon conversion of the maximum amount of promissory notes aggregating $2,000,000. The price of $.40 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the estimated conversion price of the callable secured convertible notes ($.80 was the closing price on the date the transaction closed less a 50% discount).

(2) Represents 3,000,000 shares of common stock issuable in connection with the exercise of our Series A Warrants held by the following selling security holders: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. Also represents 300,000 shares of common stock issuable in connection with the exercise of our Series A Warrants held by Todd Dematteo, Robert Onesti, and Westminster Securities Corp. for placement agent services. The price of $1.00 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(3) Represents 3,000,000 shares of common stock issuable in connection with the exercise of our Series B Warrants held by the following selling security holders: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. Also represents 300,000 shares of common stock issuable in connection with the exercise of our Series B Warrants held by Todd Dematteo, Robert Onesti, and Westminster Securities Corp. for placement agent services. The price of $1.50 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(4) Represents 200,000 shares of common stock held by Gerard Stephan our President, Chief Executive Officer, and Chief Financial Officer; and 35,000 shares of common stock held by Todd Dematteo, 35,000 shares of common stock held by Robert Onesti, and 30,000 shares of common stock held by Westminster Securities Corp. for placement agent services. The price of $.80 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the last sale price of our common stock on April 5, 2006, a date within five days of the filing of this registration statement.

(5) The number of shares being registered for the conversion of the callable secured convertible notes is 11,250,000 based on the following: the full subscription price of $2,000,000 divided by closing stock price of $.80 (2,500,000 shares) divided by .50 (or a 50% discount). This results in 5,000,000 shares. We are required to register 225% of the conversion shares. Therefore 225% of 5,000,000 equal the registered share amount of 11,250,000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL , 2006

PROSPECTUS

ROCKELLE CORP.

11,250,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES

6,600,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF WARRANTS

300,000 SHARES OF COMMON STOCK

Our selling security holders are offering to sell 11,250,000 shares of common stock issuable in connection with the conversion of promissory notes and 6,600,000 shares of common stock issuable in connection with the exercise of Warrants. In addition, we are registering 300,000 shares which are already outstanding.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 5, 2006

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol "RKLC." The last reported sale price of our common stock on April 5, 2006 was $.80.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants.

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ABOUT OUR COMPANY

Rockelle Corp., formerly known as Serie Inc., was incorporated on September 19, 2003 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On May 12, 2004, pursuant to an agreement between us, Scott Raleigh and Gerard Stephan (“Agreement”), Gerard Stephan purchased all of our issued and outstanding shares of common stock for total consideration of $26,000. We subsequently filed Articles of Amendment with the State of Delaware changing our name to Rockelle Corp. Mr. Stephan is our sole officer and director, as well as our controlling stockholder. Pursuant to the change in control, our business purpose is to acquire and maintain franchises in the quick-service food industry. Until this change in control, our activities had been limited to actions related to our organization and we conducted virtually no business operations.

On January 5, 2005, we signed a lease agreement for two convenience store locations at Lukoil service stations in Riverhead and Ronkonkoma/ Bohemia, Long Island, New York. On October 17, 2005, in order to stay focused on the quick service food concepts, we terminated the lease agreements for the two convenience store locations by a Mutual Cancellation of Lease.

In March of 2005, we entered into an agreement with Kahala Corp., an international food franchisor whose concepts generate more than $450 million in system wide annual sales, granting us exclusive area representation for the Boroughs of Brooklyn, Bronx, Queens, Manhattan, Staten Island and Nassau and Suffolk Counties in the State of New York. This agreement is for one of Kahala’s many internationally franchised food concepts --- Taco Time.

We hold the exclusive representation rights to Taco Time for the New York City/ Western Long Island metropolitan area. The first Taco Time will be constructed and operated by us, and will serve as a model for all future franchises. Potential franchisees will be generated via pinpoint marketing, such as open houses and QSR trade shows and other media. To further support our endeavor, Kahala Corporation has provided a seasoned real estate locator to assist franchisees in obtaining strategically selected sites throughout the N.Y. Metropolitan area.

The exclusive rights to Taco Time for the N.Y. Metropolitan area cost $300,000, of which we have already paid $100,000 to Kahala. We intend to sell a minimum of four Taco Time franchises during the remainder of 2006. Royalty fees of 6% of gross sales will be generated as those stores become operational. By contractual arrangement, each franchised location is also required to contribute an additional 4% of gross revenue to Rockelle Corp. for local and regional advertising.

On March 16, 2006, we entered into a Multiple Unit Development Agreement with Frosted Mug Holdings, LLC (“Agreement”) which granted us certain development rights to establish, operate and franchise ten Stewart’s “Snack Bars” using the Frosted Mug Holdings proprietary restaurant services marks which currently include “Stewart’s”, Stewart’s Root Beer” and the “Original Drive In”. In accordance with the agreement, we have the right to establish, operate and franchise these Stewarts “Snack Bars” initially in ten Walmart locations in Pennsylvania, Maryland, Ohio, Florida and New York. Currently, permits have been obtained for two Walmart locations in Florida, one in Pennsylvania, and one in Maryland. Construction has already begun in Pennsylvania, and will begin in Maryland and Florida by mid-April, 2006.

Since inception, we have had a history of net losses. To date, we have generated $155,664 in revenues; however, our accumulated net losses as of December 31, 2005 are $793,014. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. Our management believes that financing obtained by us in March 2006 negates the auditor’s concerns.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data are derived from our December 31, 2005 and 2004 audited financial statements.

	For the year ended December 31, 2005 (audited)	For the year ended December 31, 2004 (audited)
STATEMENT OF OPERATIONS

Revenues	$155,664	$0
Net Income (Loss)	(689,358)	(52,107)
General and Administrative Expenses	734,234	52,107
Net Income (Loss) Per Share	(0.04)	(0.005)

	As of December 31, 2005 (audited)	As of December 31, 2004 (audited)
BALANCE SHEET DATA

Cash	$2,150	$228,643
Total Current Assets	2,150	228,643
Property and Equipment, Net	122,064	0
Total Assets	59,322	295,643
Total Liabilities	56,562	58,500
Stockholders ‘ Equity (Deficiency)	2,760	37,143

SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

WHERE YOU CAN FIND US

Our corporate offices are located at 162 Miller Place Road, Miller Place, New York 11764. Our telephone number is (631) 244-9841.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR

EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain additional financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain additional financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND

THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES,

DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START UP

COMPANY.

We were incorporated in September 2003 as a blank check company and on May 12, 2004 we underwent a change in control and subsequently changed our business plan. To date, we have only generated $155,664 in revenues, and have engaged in limited operations. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE

UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to acquire and maintain franchises in the quick-service food industry. Ultimately the expansion of our franchises and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not be able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO

IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our sole officer and director and our success depends on the continued efforts of this individual to manage our business operations. At the present time, Mr. Stephan devotes approximately 40 hours per week to the business affairs of the company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In order to negate this potential negative impact, we are in the process of obtaining a significant amount of Keyman insurance on Mr. Stephan which will allow us to continue normal operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

GERARD STEPHAN’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OFOUR OPERATIONS AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Gerard Stephan beneficially owns approximately 75% of our common stock. Accordingly, for as long as Mr. Stephan continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SOLE OFFICER HAS A CONFLICT OF INTEREST IN THAT HE IS AN OFFICER AND DIRECTOR OF OTHER COMPANIES WHICH WILL PREVENT HIM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

Our sole officer, Gerard Stephan has a conflict of interest in that he is the President of Krysta Construction, a commercial ceramic tile installation company; Krysta Group, a manufacturing business; and Krysta Food, which holds the rights to operate Quizno’s franchises. It is possible that there may be a conflict of interest in providing the same management services to all of these companies. To avoid this potential conflict, Mr. Stephan has turned over the day-to-day operations of these companies to various family members. This allows Mr. Stephan to devote the majority of his time and attention to the continued development and management of Rockelle.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the March 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT

OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE

OUR OPERATIONS.

The food service industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the industry. There are other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;

o	Receive the purchaser’s written consent to the transaction; and

o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 120 DAYS AFTER THE INITIAL CLOSING DATE OF MARCH 3, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES.

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 120 days of the closing of the financing, which occurred on March 3, 2006. If this registration statement is not declared effective by July 3, 2006 (July 2, 2006 is 120 days but is a Sunday), we begin incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement is not declared effective after July 3, 2006.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF OUR CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS.

The conversion of the promissory notes in our recent financing is based on the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The price of our common shares may fluctuate and the lower intra-day trading price in the future, will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol “RKLC.” Our common stock has been quoted on the OTC Bulletin Board since November 30, 2005. The following table sets forth the range of high and low bid quotations for the last 31 days of calendar year 2005 and for the first quarter of calendar year 2006 up to March 28, 2006. These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

YEAR	QUARTER	HIGH	LOW

2005	Fourth – thirty one trading days in calendar 2005 subsequent to the Company’s listing on the OTC Bulletin Board on November 30, 2005	$1.10	$0.70
2006	First	0.98	0.65

As of April 5, 2006 in accordance with our transfer agent records, we had 49 shareholders of record. Such shareholders of record held 21,303,655 shares of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of April 5, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING STOCKHOLDERS

Selling Security Holders and Recent Financing

On March 3, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 (we received net proceeds of $640,000) was completed on March 3, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $80,500; AJW Offshore, Ltd. invested $411,600; AJW Qualified Partners, LLC invested $197,400; and New Millenium Capital Partners II, LLC invested $10,500. The parties received the following amount of Serie A Warrants, exercisable at $1.00 per share: AJW Capital Partners, LLC - 120,750 warrants; AJW Offshore, Ltd. - 617,400 warrants; AJW Qualified Partners, LLC - 296,100 warrants; and New Millenium Capital Partners II, LLC - 15,750 warrants. The parties received the following amount of Series B warrants, exercisable at $1.50 per share: AJW Capital Partners, LLC - 120,750 warrants; AJW Offshore, Ltd. - 617,400 warrants; AJW Qualified Partners, LLC - 296,100 warrants; and New Millenium Capital Partners II, LLC - 15,750 warrants. The callable secured convertible notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. In addition, pursuant to the Securities Purchase Agreement, we are required to purchase key man life insurance on the life of Gerard Stephan.

Upon the full subscription to the Securities Purchase Agreement including the issuance of the full 6,000,000 warrants and the conversion in full of the Callable Secured Convertible Notes, the total shares being registered are 17,250,000 as follows: (i) AJW Capital Partners, LLC – 1,293,750 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 690,000 shares of common stock issuable in connection with the exercise of the Warrants; (ii) AJW Offshore, Ltd. – 6,615,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 3,528,000 shares of common stock issuable in connection with the exercise of the Warrants; (iii) AJW Qualified Partners, LLC – 3,172,500 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 1,692,000 shares of common stock issuable in connection with the exercise of the Warrants; and (iv) New Millenium Capital Partners II, LLC – 168,750 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 90,000 shares of common stock issuable in connection with the exercise of the Warrants.

Westminster Securities Corp. acted as the placement agents in the March funding transaction in which we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. In consideration for their services, we issued to them a total of 100,000 shares of our common stock, Series A warrants representing the right to purchase up to 300,000 shares of our common stock at an exercise price of $1.00 per share, and Series B warrants representing the right to purchase up to 300,000 shares of our common stock at an exercise price of $1.50 per share. These warrants also expire on March 3, 2013. In addition, we are registering 200,000 shares held by Gerard Stephan, our sole officer and director.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 5, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder (18)	Shares of common stock owned prior to the offering (1)	Percent of common shares owned prior to the offering	Shares of common stock to be sold in the offering	Number of shares owned after the offering	Percent of shares owned after offering
AJW Capital Partners, LLC (11)	0	0	1,983,750 (2)(3)	0	0%
AJW Offshore, Ltd. (12)	0	0	10,143,000 (2)(4)	0	0%
AJW Qualified Partners, LLC (13)	0	0	4,864,500 (2)(5)	0	0%
New Millenium Capital Partners II, LLC (14)	0	0	258,750 (2)(6)	0	0%
Todd Dematteo (15)	35,000	*	245,000 (7)	0	0%
Robert Onesti (16)	35,000	*	245,000 (8)	0	0%
Westminster Securities Corp. (17)	30,000	*	210,000 (9)	0	0%
Gerard Stephan	16,050,000	75.345%	200,000 (10)	15,850,000	74.40%

* Less than 1%

(1)	Based on 21,303,655 shares issued and outstanding as of April 5, 2006.
(2)

The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% Callable Secured Convertible Notes. ) The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on March 3, 2006, the conversion price would have been $.40. Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants.

(3)

Consists of the following shares: 1,293,750 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 690,000 shares of common stock issuable in connection with the exercise of the Warrants.

(4)

Consists of the following shares: 6,615,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 3,528,000 shares of common stock issuable in connection with the exercise of the Warrants.

(5)

Consists of the following shares: 3,172,500 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 1,692,000 shares of common stock issuable in connection with the exercise of the Warrants.

(6)

Consists of the following shares: 168,750 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 90,000 shares of common stock issuable in connection with the exercise of the Warrants.

(7)

Consists of the following shares: 35,000 shares of common stock, and 210,000 shares of common stock issuable in connection with the exercise of Warrants issued as a finder’s fee in connection with the Convertible Debentures.

(8)

Consists of the following shares: 35,000 shares of common stock, and 210,000 shares of common stock issuable in connection with the exercise of Warrants issued as a finder’s fee in connection with the Convertible Debentures.

(9)

Consists of the following shares: 30,000 shares of common stock, and 180,000 shares of common stock issuable in connection with the exercise of Warrants issued as a finder’s fee in connection with the Convertible Debentures.

(10)	Gerard Stephan, our sole officer and director, is registering 200,000 shares of his outstanding shares which were originally issued to Mr. Stephan as founders shares in May 2004.
(11)

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(12)

AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(13)

AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(14)

New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(15)	Mr. DeMatteo is an employee of Westminster Securities Corp., a selling stockholder under this Prospectus and placement agent in connection with the Convertible Debentures.
(16)	Mr. Onesti is an employee of Westminster Securities Corp., a selling stockholder under this Prospectus and placement agent in connection with the Convertible Debentures.
(17)

Westminster Securities Corp. is a selling stockholder under this Prospectus and was a placement agent in connection with the Convertible Debentures. John P. O’Shea has voting and investment control of the securities held by the selling shareholder. Westminster Securities Corp. is a registered broker-dealer.

(18)	Other than Westminster Securities Corp., Todd DeMatteo and Robert Onesti, none of the selling stockholders are broker-dealers or affiliates of broker-dealers.

 PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,
*	transactions involving cross or block trades on any securities or market where our common stock is trading,
*

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
*	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of April 5, 2006 are as follows:

NAME	AGE	POSITION

Gerard A. Stephan	51	President, CEO, Chairman of Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Below is a brief biography of Mr. Stephan:

GERARD A. STEPHAN Gerard Stephan is our sole officer and director. He has extensive experience in the development, marketing, and operation of a variety of businesses in the construction, manufacturing, and quick service restaurant industries, and owns five patents. Mr. Stephan is seeking to expand his quick service restaurant operations. To that extent, Mr. Stephan has negotiated several locations with national franchises to include other concepts. . He has put together a team of investors, construction contractors, real estate brokers, franchise brokers and operators to gain leverage in the market.

Mr. Stephan has a conflict of interest in that he is the President of Krysta Construction, a commercial ceramic tile installation company; Krysta Group, a manufacturing business; and Krysta Food, which holds the rights to operate Quizno’s franchises. It is possible that there may be a conflict of interest in providing the same management services to all of these companies. To avoid this potential conflict, Mr. Stephan has turned over the day-to-day operations of these companies to various family members. This allows Mr. Stephan to devote the vast majority of his time and attention to the continued development and management of Rockelle.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of April 5, 2006 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Gerard Stephan (1)	16,050,000	75.34%
Common Stock	Carmella F. Stephan	2,000,000	9.39%
Officers and Directors As a Group (1)		16,050,000	75.34%

(1)	Gerard Stephan, our sole officer and director beneficially owns 16,050,000 shares which includes the 2,000,000 held by his wife, Carmella Stephan.
(2)

Carmella F. Stephan, the wife of Gerard Stephan, our sole officer and director, was given 2,000,000 shares of our common stock as a gift from Mr. Stephan. Based upon same, these 2,000,000 shares are deemed beneficially owed by Gerard Stephan.

(3)	The percent of class is based on 21,303,655 shares of common stock issued and outstanding as of April 5, 2006.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $ 0.001 per share and 10,000,000 shares of preferred stock at a par value of $ 0.001 per share.

Common and Preferred Stock

As of April 5, 2006, 21,303,655 shares of common stock are issued and outstanding and held by 49 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have also authorized 10,000,000 shares of preferred stock at a par value of $0.001, none of which have been issued.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Convertible Notes

On March 3, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 (we received net proceeds of $640,000) was completed on March 3, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $80,500; AJW Offshore, Ltd. invested $411,600; AJW Qualified Partners, LLC invested $197,400; and New Millenium Capital Partners II, LLC invested $10,500. The callable secured convertible notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. After the initial investment aggregating $700,000 by the above parties, there is an additional commitment from the parties in the percentages set forth above as follows: within 2 days of filing this registration statement, $600,000 principal amount; and within 2 days after the effectiveness of this registration statement, $700,000 principal amount.

Warrants

Based on our recent financing, we issued 1,050,000 Series A warrants with an exercise price of $1.00 and 1,050,000 Series B warrants with an exercise price of $1.50 to date. Specifically, the parties received the following amount of Series A warrants, exercisable at $1.00 per share: AJW Capital Partners, LLC - 120,750 warrants; AJW Offshore, Ltd. - 617,400 warrants; AJW Qualified Partners, LLC - 296,100 warrants; and New Millenium Capital Partners II, LLC - 15,750 warrants. The parties received the following amount of Series B warrants, exercisable at $1.50 per share: AJW Capital Partners, LLC - 120,750 warrants; AJW Offshore, Ltd. - 617,400 warrants; AJW Qualified Partners, LLC - 296,100 warrants; and New Millenium Capital Partners II, LLC - 15,750 warrants. In accordance with the financing set forth above, if the maximum financing amount is received, we will issue an additional 1,950,000 Series A warrants with an exercise price of $1.00 and 1,950,000 Series B warrants with an exercise price of $1.50 to the parties on the same pro0rate basis.

Each Warrant entitles the holder to one share of our common stock and is exercisable for seven years from March 3, 2006.

Westminster Securities Corp. acted as the placement agents in the March 2006 funding transaction in which we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd.,

AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. In consideration for their services, we issued to them a total of 100,000 shares of our common stock, Series A warrants representing the right to purchase up to 300,000 shares of our common stock at an exercise price of $1.00 per share, and Series B warrants representing the right to purchase up to 300,000 shares of our common stock at an exercise price of $1.50 per share. These warrants also expire on March 3, 2013.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements for the year ending December 31, 2004 included in this prospectus and the registration statement have been audited by Gately & Associates, LLC certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements for the year ending December 31, 2005 included in this prospectus and the registration statement have been audited by Infante & Company certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware under the name Serie Inc. on September 19, 2003. On May 12, 2004, pursuant to an agreement between us, Scott Raleigh and Gerard Stephan (“Agreement”), Gerard Stephan purchased all of our issued and outstanding shares of common stock for total consideration of $26,000. We subsequently filed Articles of Amendment with the State of Delaware changing our name to Rockelle Corp. Mr. Stephan is our sole officer and director, as well as our controlling stockholder. Pursuant to the change in control, our business purpose is to acquire and maintain franchises in the quick-service food industry. Until this change in control, our activities had been limited to actions related to our organization and we conducted virtually no business operations.

DESCRIPTION OF BUSINESS

DESCRIPTION OF BUSINESS

We are a builder, owner, operator, and franchiser of various types of quick service food establishments. Upon completion of our current funding, we expect to be able to buildout, sell or operate franchises in a number of Walmarts in the initial 5 states. It is our intention to franchise a majority of these initial 10 locations. The amount of additional funds secured will dictate the timing and progress of our future business development.

STEWART’S

On March 16, 2006, we entered into a Multiple Unit Development Agreement with Frosted Mug Holdings, LLC (“Agreement”) which granted us certain development rights to establish, operate and/or franchise ten Stewart’s “Snack Bars” using the Frosted Mug Holdings proprietary restaurant service marks which currently include “Stewart’s”, Stewart’s Root Beer” and the “Original Drive In”. In accordance with the agreement, we have the right to establish, operate and/or franchise these Stewart’s “Snack Bars” in up to ten Wal Mart locations in Pennsylvania, Maryland, Ohio, Florida and New York. Additionally, the Agreement grants us a right of first refusal on all subsequent Wal Mart locations awarded to Frosted Mug Holdings. Currently, permits have been obtained on two properties located in Florida, one property in Maryland and one property located in Pennsylvania. As the Stewart’s “Snack Bars” open, we plan to operate some of these establishments and franchise the remaining locations, subject to registration requirements..

Pursuant to the terms of the Agreement, we were required to pay a development fee equal to Twelve Thousand Five Hundred ($12,500.00) Dollars per Stewart’s “Snack Bar” either under construction or for which a permit has been issued. Said fee shall be paid upon issuance of each subsequent permit for Stewart’s “Snack Bars” developed hereunder. For the initial ten Stewart’s “Snack Bars” subject to this Agreement the total initial fee was One Hundred Twenty Five Thousand ($125,000.00) Dollars (the “Development Fee”). We were also required to pay Four Thousand ($4,000) Dollars per unit toward the royalties to be charged to the Stewart’s “Snack Bars” developed. Hereafter, said fee shall be paid upon issuance of each subsequent permit for Stewart’s “Snack Bars” developed hereunder. In addition to the Development Fee, we also paid Four Thousand Five Hundred ($4,500.00) Dollars in rental security per unit.

Upon the franchising of a location, Rockelle will receive a franchise fee and recurring royalty revenues from each franchised location.

Pursuant to the terms of the Agreement, we have the right to franchise any of the Stewart’s “Snack Bars” developed by us, to any third party, and retain any proceeds from such sale. We shall also be entitled to retain one third of all royalties collected from such third party franchisee. In addition, we have received a right of first refusal for the construction of each additional Stewart’s “Snack Bar” and we believe this can generate additional revenues in the future.

TACO TIME

We have also signed an agreement, dated March 2005, with Kahala Corporation, for exclusive rights to Taco Time, in the greater New York City/Western Long Island metropolitan area. This agreement is in perpetuity as long as Rockelle is not in default of the monetary or developmental requirements. The total Area Representative Fee required is $300,000; $100,000 of this fee was paid by Rockelle at the time the agreement was signed. The remaining balance is to be paid in equal installments of $50,000 per year from years two through five, plus accrued interest of 12%. Once the $200,000 obligation to Kahala is met, we will then retain the next $300,000 in franchise fees. All future franchise fees are divided as follows: Kahala receiving 67% and Rockelle receiving the remaining 33%. Royalty revenues from all stores shall be 6% of gross revenues and distributed 4% to Kahala and 2% to Rockelle. Each store will also be required to contribute 4% of gross sales for regional and local advertising.

CONVENIENCE STORES

On January 5, 2005, we signed an agreement with 1733 Old Country Road, LLC, ("Old Country"), for exclusive rights to operate a convenience store located at the Lukoil service station in Riverhead, Long Island, NY. We also entered into an agreement with 3821 Veterans Highway, LLC ("Veterans Highway"), for the exclusive rights of our second convenience store at the Lukoil service station located in Ronkonkoma/ Bohemia, Long Island, New York. On October 17, 2005, we terminated the Veterans Highway lease agreement and on March 16, 2006 we terminated the Old Country lease agreement for the convenience store locations by a mutual cancellation of the leases, in order to stay focused on our quick service food concepts.

COMPETITION

STEWART’S

The food service industry is highly competitive, and has few barriers to entry. However, since franchises are located within Wal-Mart stores, there will be no direct competition. Stewart’s “Snack bars” will draw customers from a captive audience. Stewart’s customers will come from walk-through foot traffic. Anticipated foot traffic ranges from 1 million to 1.8 million customers depending upon store location and hours of operations. In addition to Walmart’s customers, there will be, on average, 200 to 400 employees per location. An additional benefit of this captive audience is that no advertising costs will be needed.

The major competitors to Stewart’s (outside of these WalMart locations) from an established regional or national franchise chain are as follows:

•	A & W
•	Nathan’s Famous
•	Cheeseburger Cheeseburger
•	Johnny Rockets

TACO TIME

Taco Time, a 40-year-old established franchise, is amongst the top 20 fastest growing franchise chains with fewer than 300 units. Our enhanced product line offers a wider array of menu choices, including vegetarian and health conscious food items. Taco Time’s competitive advantage is that all menu items are prepared daily, using only the freshest ingredients available. Although there is greater competition in this arena, the NY metropolitan area’s population more than supports this number of competitors.

Our competitors for our Taco Time franchises include:

•	Taco Bell,
•	Baja Fresh,
•	Chipotle
•	Qdoba restaurants.

MANAGEMENT DISCUSSION AND ANALYSIS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

It is Rockelle’s intention to develop a minimum of ten (10) Stewart’s “Snack Bar” franchises located within Wal-Mart facilities on an annual basis.

In the first year, Rockelle intends to sell a minimum of five (5) of their developed Stewart’s “Snack Bar” franchises and retain ownership of the remaining franchises. Net revenues from operations of each Stewart’s “Snack Bar” located in a Wal Mart is projected to exceed $147,000 annually. In addition to the franchise operations revenue,

Rockelle will net approximately $150,000 on the sale of each developed Stewart’s “Snack Bar” franchise sold. Rockelle will continue to earn $4,000 annually in recurring royalty fees per location for each franchise sold.

Rockelle holds the right of first refusal to purchase any WalMart location granted to Frosted Mug for a Stewart’s “Snack Bar”. It is the intention of Rockelle to develop ten (10) Stewart’s “Snack Bar” franchises, located within Wal-Mart stores, in each subsequent year. It is anticipated that this agreement with Frosted Mug will allow Rockelle to expand into many other locations across the United States. To assure the successful buildout of each Stewart’s “Snack Bar” franchise within Walmart, we have hired a contract expeditor to oversee all sites under construction nationally to facilitate this expansion.

Rockelle will continue to net approximately $150,000 on the sale of each developed Stewart’s “Snack Bar” franchise sold. By selling a minimum of 5 franchise locations, total net revenue from these sales will generate approximately $750,000, exclusive of any continuing royalty revenue.

Management strategies include the opening of a “model” Taco Time in the New York Metropolitan area, offering franchises for sale, providing construction and build out services, furnishing marketing and advertising support. This location will be used as a showcase for future franchise purchasers. We estimate the cost to open the model store to be approximately $260,000 and we expect to generate revenue in excess of $550,000. An additional $25,000 will be needed for initial food inventory and miscellaneous expenses. When fully operational this location will require a staff of 11 employees.

Plan Of Operations

Over the next twelve months we intend to further our business plan by developing ten (10) Stewart’s Original Root Beer Restaurant Snack Bars, located within existing WalMart stores across 5 states, as well as opening a minimum of four (4) Taco Time franchise locations. We will undertake the build-out construction, bring each franchised location into operational status, and then either operate the franchised location or sell the franchised location to other franchisees. Our sole officer and Director, Gerard Stephan, will oversee all of the following activities.

CONSTRUCTION

Prior to this filing, construction had begun in three (3) locations; one in Pennsylvania, one in Maryland, and one in Florida. Beginning in mid-April, 2006, we anticipate construction to commence on the remaining three (3) sites in Maryland, one (1) in Florida and two (2) in Ohio. Our last remaining site, in New York State, for which we are currently under contract, is anticipated to begin in June 2006. We have already hired a construction facilitator to oversee all aspects of the build-out construction. Our facilitator helps us to take advantage of the combine purchasing power of multiple construction sites.

OPERATIONS

It is our intension to sell a minimum of five (5) developed Stewart’s “Snack Bar” franchises and retain ownership of the remaining five (5) franchises. In addition, we will also develop a minimum of four (4) Taco Time franchises in 2006.

SALES AND MARKETING

Our sales and marketing is divided into two separate categories. The first is to generate visibility for the franchises we intend to operate. We will take advantage of the foot traffic generated by WalMart’s customers to spread the word about these new Stewart’s locations.

The second is to utilize the operational locations to develop interest by prospective franchisees. In addition, we intend to use traditional sales and marketing vehicles such as newspaper and trade publications.

As royalty revenues grow, we intend to increase our visibility by implementing local and regional advertising campaigns.

FURTHER DEVELOPMENT OF ORGANIZATIONAL INFRASTRUCTURE

Mr. Stephan will personally undertake the responsibility of selecting and overseeing the management put in place in each of the Stewart’s locations in WalMart stores. With continued expansion, it is our intention to hire regional managers to oversee daily operations of larger geographical regions. In addition, Mr. Stephan will be responsible for hiring the employees needed to staff our initial locations.

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated and if we are unable to generate sufficient revenues, we may be unable to proceed with our plan of operations. We may need to seek additional equity financing to cover our administrative expenses, marketing and expansion. We anticipate that, if needed, any such financing will be through the sale of shares of our common stock at prices based upon our trading market once such market develops. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require the additional financing to potentially achieve our goal of profit, revenue and growth.

Liquidity and Capital Resources

On March 3, 2006, we completed financing agreements by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $2,000,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the average applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible. The Company simultaneously issued to the private investors seven year warrants to purchase 3,000,000 Series A warrants at an exercise price of $1.00 and 3,000,000 Series B warrants at an exercise price of $1.50.

A private investment firm, Westminster Securities Corporation based in New York City, will receive a total commission of $160,000 (8% of the net proceeds of $2,000,000) for arranging for this financing. In addition, Westminster Securities received 100,000 shares of our common stock and seven year warrants to purchase 300,000 Series A warrants at an exercise price of $1.00 and 300,000 Series B warrants at an exercise price of $1.50.

To date, we have received net proceeds of $700,000 under the terms of the securities purchase agreement. We shall receive the balance as follows: (i) net proceeds of $600,000 within 2 days of filing this registration statement; and (ii) net proceeds of $700,000 within 2 days of this registration statement being declared effective by the SEC. If the SB-2 is not declared effective within 120 days after March 3, 2006, we must pay a penalty of 2% of the outstanding principal balance of the callable secured convertible notes for each thirty-day period that the SB-2 is not declared effective.

To date we have received $700,000 under the terms of the securities purchase agreement. We have applied these funds in the manner outlined in the table below.

Gross Proceeds Received	$700,000

Less - Use of Proceeds • Prorated Closing Costs and Fees • Frosted Mug Contract • Construction, Build-out & Equipment Costs _	$178,575 $149,000 $372,425
Total Proceeds Utilized	$700,000
Net Retained for operating expenses	$ 0

We expect to receive the balance as follows: (i) net proceeds of $600,000 within 2 days of filing this registration statement; and (ii) net proceeds of $700,000 within 2 days of this registration statement being declared effective by the SEC. If the SB-2 is not declared effective within 120 days after March 3, 2006, we must pay a penalty of 2% of the outstanding principal balance of the callable secured convertible notes for each thirty-day period that the SB-2 is not declared effective.

The remaining proceeds will be used for build-out construction and equipment costs for the remaining WalMart locations approximating $1,000,000 with the balance of $300,000 to be used for general working capital.

With an existing forecast of minimum revenues of $3,126,000 in 2006, management believes that with the operational cash to be generated and the retained working capital from our recent funding as well as the remaining $1,300,000 of funding to be received, the overall cash requirements of operations are expected to be met. While there is no absolute guarantee that we will generate the forecast revenues or that we will receive the remaining $1,300,000 of funding, which is dependent upon this filing becoming effective, management believes that both the revenue generation forecast and the additional funding will be attained. At the present level of operations, working capital requirements to sustain operations approximates $50,000_ per month exclusive.

It is management’s estimate that with its existing working capital resources and with the insurance of the contemplated additional funding noted, we will be able to meet the working capital requirements of operations for the coming twelve months of operations.

DESCRIPTION OF PROPERTY

The Company currently uses the offices of management at 162 Miller Place Road, Miller Place, New York 11764 at no cost to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 162 Miller Place Road, Miller Place, New York 11764. We lease such space from Gerard Stephan, our President, for no charge on a month to month basis.

In May 2004, we issued 19,100,000 shares to Gerard Stephan as compensation for services rendered as our president. The following shareholders were given shares as a gift from Gerard Stephan, our sole officer and director, and are related to Mr. Stephan as noted below:

Carmella F. Stephan	Wife	2,000,000 shares
Krysta M. Kunze	Daughter	1,000,000 shares
Jeanine N. Stephan	Daughter	1,000,000 shares
Gerard A. Stephan, Jr.	Son	1,000,000 shares
Eric Kunze	Son-in-Law	50,000 shares
Rockelle A. Rivera	Granddaughter	50,000 shares
Janelle R. Candelario	Granddaughter	50,000 shares

The following shareholders, who purchased shares in our private placement offering, are related to Gerard Stephan, our sole officer and director, as noted below:

Michael A. Stephan	Brother
Kimberly A. Stephan	Niece
Anthony Stephan	Father
Elizabeth Stephan	Mother
Emanuel Sammartino	Brother-in-Law
Denise Sammartino	Sister
Emanuel V. Sammartino	Nephew

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until May 6, 2005.

ANNUAL COMPENSATION					LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION

Gerald Stephan	President Secretary and CEO	2005	$0	0	0	0	0	0	0
		2004	$0	0	0	19,100,000	0	0	0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Rockelle Corp. and Subsidiary

Consolidated Financial Statements

December 31, 2005 and 2004

Rockelle Corp. and Subsidiary

Table of Contents

December 31, 2005 and 2004

Page

Reports of Independent Registered Public Accounting Firms	F-2 and F-3

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet	F-4

Consolidated Statements of Operations	F-5

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency)	F-6

Consolidated Statements of Cash Flows	F-7

Notes to Consolidated Financial Statements	F-8 – 15

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of

Rockelle Corp. and Subsidiary

We have audited the accompanying consolidated balance sheet of Rockelle Corp. and Subsidiary as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year ended December 31, 2005. The financial statements as of December 31, 2004 were audited by other auditors whose report dated February 12, 2005 on those statements included an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockelle Corp. and Subsidiary as of December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company has an accumulated deficit of $742,515, current liabilities exceeded current assets by $301,554 at December 31, 2005, and incurred cumulative losses of $742,515 at December 31, 2005. The Company is working on various alternatives to improve the Company’s financial resources which are also described in Note 2. Absent the successful completion of one of these alternatives, the Company’s operating results will increasingly become uncertain. These conditions raise substantial doubt about the Company’s ability to continue as a going concern; however, the consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Infante & Company

Hollywood, Florida

March 29, 2006

Report of Independent Registered Public Accounting Firm

To The Board of Directors

Rockelle Corp.

We have audited the accompanying balance sheet of Rockelle Corp (a development stage company), as of December 31, 2004, and the related statement of operations, equity and cash flows from inception (September 19, 2003) through December 31, 2004. These financial statements are the responsibility of the

Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockelle Corp., as of December 31, and the results of its operations and its cash flows from inception (September 19, 2003) through December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the footnotes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, LLC

Altamonte Springs, FL

February 12, 2005

Rockelle Corp. and Subsidiary
Consolidated Balance Sheet

ASSETS
December 31,
2005

CURRENT ASSETS
Cash and cash equivalents	$2,150
Inventories	2,858

TOTAL CURRENT ASSETS	5,008

PROPERTY AND EQUIPMENT, NET	122,064

FRANCHISE AREA RIGHTS, NET	276,250

OTHER ASSETS
Security deposits and other	56,000

TOTAL ASSETS	$459,322

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$70,802
Franchise obligation - current portion	50,000
Due to affiliate	105,500
Loan from stockholder	80,260

TOTAL CURRENT LIABILITIES	306,562

FRANCHISE OBLIGATION - NON-CURRENT	150,000

TOTAL LIABILITIES	456,562

STOCKHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding	-
Common stock - $0.001 par value; 200,000,000 shares authorized;
19,963,530 issued and outstanding	19,963
Additional paid-in capital	725,312
Accumulated deficit	(742,515)

TOTAL STOCKHOLDERS’ EQUITY	2,760

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$459,322

The accompanying notes are an integral part of these financial statements

Rockelle Corp. and Subsidiary
Consolidated Statements of Operations
For the years ended December 31, 2005 and 2004

	2005	2004

Revenues	$69,599	$-
Commission earned	86,065	-
TOTAL REVENUES	155,664	-

COST OF GOODS SOLD	48,268	-

GROSS PROFIT	107,396	-

General and administrative expenses	734,234	52,107
Depreciation and amortization	39,007	-

OTHER EXPENSES
Interest expense	23,513	-

Net loss before provision for income taxes	(689,358)	(52,107)
Provision for income taxes	-	-

NET LOSS	$(689,358)	$(52,107)

Basic and diluted net loss per common share	$(0.04)	$(0.01)

Weighted average common shares used in computing
basic and diluted net loss per common share	19,595,124	11,407,716

The accompanying notes are an integral part of these financial statements

Rockelle Corp. and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

			Additional
		Common	Paid-In	Accumulated
	Shares	Stock	Capital	Deficit	Total

Balance at December 31, 2003	100,000	$100	$-	$(1,050)	$(950)

Stock issued May of 2004 as officer
compensation at a value of $19,100
or $0.001 per share	19,100,000	19,100	-	-	19,100

Stock issued for cash in a private
placement memorandum dated June 1, 2004
for a total of $271,100 or $0.9524 per share	284,655	284	270,816	-	271,100

Net loss	-	-	-	(52,107)	(52,107)

Balance at December 31, 2004	19,484,655	$19,484	$270,816	$(53,157)	$237,143

Stock issued for cash in a private
placement memorandum dated June 1, 2004
for a total of $17,500 or $0.9524 per share	18,375	18	17,482	-	17,500

Issuance of common stock in exchange
for leasehold improvements at a value of
$9,975 at $0.95 per share	10,500	11	9,964	-	9,975

Issuance of common stock in exchange
for services rendered at a value of
$380,000 at $0.95 per share	400,000	400	379,600	-	380,000

Issuance of common stock in exchange
for services rendered at a value of
$47,500 at $0.95 per share	50,000	50	47,450	-	47,500

Net loss	-	-	-	(689,358)	(689,358)

Balance at December 31, 2005	19,963,530	$19,963	$725,312	$(742,515)	$2,760

The accompanying notes are an integral part of these financial statements

Rockelle Corp. and Subsidiary
Consolidated Statements of Cash Flows
For the years ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(689,358)	$(52,107)
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	39,007	-
Common stock issued as compensation	-	19,100
Common stock issued for services	427,500	-
Changes in assets and liabilities:
Inventories	(2,858)	-
Security deposits and other	(39,000)	(17,000)
Accounts payable and accrued expenses	64,302	5,550
Due to affiliate	105,500	-
Total adjustments	594,451	7,650

Net cash used in operating activities	(94,907)	(44,457)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(40,467)	-
Expenditures on leasehold improvements	(86,879)	-
Acquisition of franchise area rights	(250,000)	(50,000)

Net cash used in investing activities	(377,346)	(50,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock at $0.95 per share	17,500	271,100
Loan from stockholder	28,260	52,000
Financing of franchise area rights obligation	200,000	-
Net cash provided by financing activities	245,760	323,100

Net (decrease) increase in cash and cash equivalents	(226,493)	228,643

Cash and cash equivalents - Beginning of period	228,643	-

Cash and cash equivalents - End of period	$2,150	$228,643

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$4,513	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for services rendered	$9,975	$-

The accompanying notes are an integral part of these financial statements

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 1 – NATURE OF OPERATIONS

Rockelle Corp. (“Rockelle”, the “Company” or “We”), formerly known as Serie Inc., was incorporated on September 19, 2003 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Its current primary business purpose is to acquire and maintain franchises in the quick-service food industry.

In April 2005, the Company organized and capitalized a wholly-owned subsidiary, Rockelle Riverhead Corp. (“Riverhead”) for the purpose of operating two convenience stores, each located on a property shared with a gas station. As a result of operating these stores, the Company commenced operations and is thus no longer in the development stage. In connection with assuming the operations of the convenience stores, the owners of the properties contracted with Rockelle to buy and sell convenience store goods and earn commission on fuel dispensed to customers.

NOTE 2 – GOING CONCERN

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has an accumulated deficit of $742,515, current liabilities exceeded current assets by $301,554 at December 31, 2005, and incurred cumulative losses of $742,515 at December 31, 2005. The Company cautions users of the statements that the Company needs to seek new sources or methods of financing or revenue to pursue its business strategy. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company anticipates that future revenue will be sufficient to cover certain operating expenditures, and, in the interim, will continue to pursue additional capital investment (See Note 11). However, there can be no assurance that the Company will be able to successfully acquire the necessary capital investment or revenue to continue their on-going efforts and continue operations. These factors, among others, create an uncertainty about the Company’s ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and financial statement presentation

The financial condition and results of operations include the accounts of Rockelle and Riverhead (collectively referred to as the “Company”) and are included in the consolidated financial statements. All significant inter-company balances and transactions have been eliminated. Certain amounts from prior years have been reclassified to conform to the 2005 presentation.

Use of Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2005 and 2004, cash and cash equivalents include cash on hand and cash in the bank.

Inventories

Inventories consist of convenience store goods such as drinks, snacks and cigarettes and are stated at the lower of cost or market determined using the first-in, first-out (“FIFO”) cost method of accounting. There were inventories of $2,858 as of December 31, 2005.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are typically three to seven years. Included in property and equipment, net are leasehold improvement costs. The useful lives attributed to these assets are seven years.

Expenditures and major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash balances at various financial institutions with balances insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2005, there were no balances at financial institutions over the FDIC insured limit.

Long-Lived Assets

The Company accounts for the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”. Impairment is the condition that exists when the carrying amount of a long-lived asset (asset group) exceeds its fair value. An impairment loss is recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment is based on the carrying amount of the asset (asset group) at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value.

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

Revenue Recognition

Revenues are primarily derived from the sale of goods and commission earned on dispensing fuel to customers. Specifically for this Company engaged in the retail business during 2005, revenue is recognized at the point of sale upon delivering goods and upon dispensing fuel to customers, in accordance with the guidelines provided in the Security and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104, which requires revenue to be recognized when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectibility is reasonably assured.

Advertising Costs

The Company expenses advertising production costs as they are incurred. There were no advertising costs for the years ended December 31, 2005 and 2004.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents, other assets, accounts payable and other current liabilities carrying amounts approximate fair value.

Income Taxes

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. It is more likely that the deferred tax asset will not be recognized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Goodwill and Other Intangibles

The Company adopted SFAS No.142, "Goodwill and Other Intangible Assets," on January 1, 2005. As of the adoption date, the Company no longer amortizes goodwill over its useful life. Instead, goodwill is tested for impairment annually. The impairment test consists of two steps. In the first step, the Company determines the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. If the fair value of the reporting unit is greater than its carrying value, the test is completed and goodwill assigned to the reporting unit is not impaired. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired, and the Company must perform the second step of the impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with SFAS No.141 "Business Combinations," to its carrying amount. The Company will recognize a goodwill impairment charge if the carrying amount of the goodwill assigned to the reporting unit is greater than the implied fair value of the goodwill.

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

Net Loss Per Common Share

Basic net income (loss) per common share exclude dilution and are computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common shares of the Company or its subsidiaries were exercised or converted to common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. For the fiscal year 2005 and 2004, diluted loss per share is the same as basic loss per share since the effect of all common stock equivalents was anti-dilutive due to the net loss. At December 31, 2005, there were no shares issued that were considered to be dilutive securities that will dilute future earnings per share.

Recent Accounting Pronouncements

Inventory Costs

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 151, “Inventory Costs.” SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight handling costs, and wasted material (spoilage) under the guidance in Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, “Inventory Pricing” Paragraph 5 of ARB 42, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...”

This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company intends to implement the above effective January 1, 2006.

Non-Monetary Exchange

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets,” an amendment to Opinion No. 29, “Accounting for Non-monetary Transactions.” Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in periods beginning after December 16, 2004. The Company is in the process of reviewing this pronouncement and will implement this pronouncement effective January 1, 2006, where applicable.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123R”). SFAS 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS 123R establishes standards for the

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

accounting for transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R is effective for the first interim or annual reporting period of the company’s first fiscal year that begins on or after June 15, 2005. The Company has requested the Compensation Committee to review the impact of this pronouncement and to review the costs of stock options, restricted stock and other incentive-equity based programs to align management and its employees with the shareholders’ interests. The Company will implement this pronouncement effective January 1, 2006.

In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin No. 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47 “Accounting for Conditional Asset Retirement Obligations – An Interpretation of FASB Statement No. 143” (“FIN No. 47”). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than December 31, 2005. FIN No. 47 did not impact the Company for the year ended December 31, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB Statement No. 3” (“SFAS No.154”). SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 “Accounting Changes,” previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses,

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2005:

Furniture and fixtures	$40,467
Leasehold improvements	96,854
137,321
Less: Accumulated depreciation and amortization	(15,257)
$122,064

Depreciation and amortization expense was $15,257 and $0 for the years ended December 31, 2005 and 2004, respectively.

NOTE 5 - FRANCHISE AREA RIGHTS

In March 2005, Rockelle Corp signed an agreement with Kahala Corporation, for exclusive rights to Taco Time, in the greater New York City/Western Long Island metropolitan area. This agreement is in perpetuity as long as Rockelle is not in default of the monetary or developmental requirements. Under the terms of the Agreement Rockelle has therights to sell franchises effective upon inception of the agreement and Rockelle must open a minimum of two stores per year for each of the first ten years. The total Area Representative Fee required is $300,000; $100,000 of this fee was paid by Rockelle of which $50,000 was paid as a deposit in fiscal year 2004 and an additional $50,000 was paid at the time the agreement was signed. The remaining balance is to be paid in equal installments of $50,000 per year from years two through five, plus accrued interest of 12%. Once the $200,000 obligation to Kahala is met, Rockelle will then retain the next $300,000 in franchise fees. All future franchise fees are divided as follows: Kahala receiving 67% and Rockelle receiving the remaining 33%. Royalty revenues from all stores shall be 6% of gross revenues and distributed 4% to Kahala and 2% to Rockelle. Each store will also be required to contribute 4% of gross sales for regional and local advertising.

Franchise area rights consists of the following at December 31, 2005:

Franchise area rights (life of 10-yrs)	$300,000
Less: Accumulated amortization	(23,750)
$276,750

Franchise area rights amortization expense was $23,750 and $0 for the years ended December 31, 2005 and 2004, respectively.

NOTE 6- INCOME TAXES

There was no income tax expense or benefit for federal and state income taxes in the consolidated statement of operations for years 2005 and 2004 due to the Company’s net loss and valuation allowance on the resulting deferred tax asset.

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

The actual tax expense differs from the “expected” tax expense for the years ended December 31, 2005 and 2004 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) as follows:

	2005	2004
Computed “expected tax benefit	$(250,383)	$(17,716)
State income taxes	(66,278)	(4,690)
Change in deferred tax asset valuation	316,661	22,406
	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax asset:
Net operating loss carryforward	$339,519
Less: Valuation allowance	(339,519)
Net deferred tax asset	$-

At December 31, 2005, the Company had useable net operating loss carryforwards of approximately $790,000 for income tax purposes, available to offset future taxable income expiring in 2020.

The valuation allowance at January 1, 2005 was $22,858. The net change in the valuation allowance during the year ended December 31, 2005 was an increase of $316,661.

NOTE 7 – RELATED PARTY TRANSACTIONS

In January 2005, the Company contracted with Krysta Construction (“Krysta”), an entity owned and controlled by the Company’s principal stockholder, to perform construction for leasehold improvements to its convenience store premises. The Company has an unpaid balance of $105,500 due to Krysta, which is recorded as due to affiliate in the accompanying balance sheet as of December 31, 2005. The balance due to affiliate is non-interest bearing and due upon demand.

During 2005, the principal stockholder loaned the Company an amount of $28,260 to fund working capital requirements. The balance due to the stockholder is $80,260 and is recorded as a loan from stockholder in the accompanying balance sheet as of December 31, 2005. The loan to stockholder is non-interest bearing and due upon demand.

NOTE 8 - LEASE AGREEMENTS

In January 2005, the Company entered into a long term operating lease for a convenience store and fuel dispensing premises with an annual basic rent of $90,000 for the first lease year, payable in monthly installments of $7,500 with an agreed upon reduction during the first two months. Each lease year thereafter the basic rent shall be increased 3% over the previous lease year and the Company is required to pay an additional contingent rent on all increases in real estate property taxes. The lease expires in December, 2014. The lease was subsequently cancelled on October 17, 2005. See Note 9.

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

In January 2005, the Company entered into a long term operating lease for a convenience store and fuel dispensing premises with an annual basic rent of $114,000 for the first lease year, payable in monthly installments of $9,500 with an agreed upon reduction during the first two months. Each lease year thereafter the basic rent shall be increased 3% over the previous lease year and the Company is required to pay an additional contingent rent on all increases in real estate property taxes. The lease expires in December, 2014. The total remaining lease obligation is $1,158,538 as of December 31, 2005. The following is a schedule of minimum lease payments required over the subsequent five years and thereafter:

Year 2006	$114,000
Year 2007	117,420
Year 2008	120,943
Year 2009	124,571
Year 2010	128,308
Thereafter	552,897
$1,158,538

Total rental expense was $144,749 and $0 for the years ended December 31, 2005 and 2004.

Commission Contracts

In conjunction with the terms of the above leases, and for each property, the Company entered into a Commission Contract whereby the Company receives commission at a rate of $.075 per gallon of fuel sold on the premises.

NOTE 9 – LEASE CANCELLATION

In October, 2005, the Company entered into a Mutual Cancellation of Lease and Lessee Commission Contract agreement (“Mutual Cancellation Agreement”) whereby the Company terminated its lease and commission contract with the Ronkonkoma store. Under the terms of the Mutual Cancellation Agreement all amounts due to the Company, including the unapplied portion of all security deposits, were returned to the Company net of outstanding utility, telephone and rent expense incurred during the pro-rata portion of the month of October. There was no gain or loss recorded on the termination of the lease and lessee commission contract.

NOTE 10 – STOCKHOLDERS’ EQUITY

During 2005, Rockelle issued an additional 18,375 common shares at $0.9524 per share in accordance with the private placement offering dated June 1, 2004.

In March 2005, Rockelle issued 10,500 common shares at $0.95 per share for leasehold improvement services. The Company valued the common shares at the contemporaneous cash value of $9,975.

In May 2005, Rockelle issued 50,000 common shares at $0.95 per share for legal services. The Company valued the common shares at the contemporaneous cash value of $47,500.

In May 2005, Rockelle entered into a Consultant Agreement with a business development corporation with expertise in the dissemination of information about early stage or publicly traded companies. Under the terms of the agreement and in consideration for services, the Company paid or caused to be delivered 100,000 shares of common stock every other month beginning month two for a total of fourteen months. The Company issued a total of 400,000 common shares at $.95 per share for consulting services as of December 31, 2005. The Company valued these common shares at the contemporaneous cash value of $380,000.

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

NOTE 11 – SUBSEQUENT EVENTS

In March 2006, Riverhead turned over the operations of its one remaining convenience store to the owner of the property. In exchange for turning over the operations, Riverhead received $75,000, which is equal to the amount of construction costs incurred with Krysta to upgrade the facility. Riverhead spent an additional $62,000 for equipment and improvements with third parties for which they were not reimbursed.

In March 2006, the Company completed a financing agreement for $2,000,000 with private investors (the "Investors"). Under the terms of the agreement, at Closing, the Company received the first of three payments of the funding which are expected to be completed over the course of the next several months. The Company issued to the Investors secured convertible debentures totaling $2,000,000 with a 6% interest rate and a maturity date of March 1, 2009. The debentures are convertible into common shares of the Company at the applicable percentage (as defined) times the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The Company simultaneously issued to the private investors seven year warrants to purchase 3,000,000 warrants at an exercise price of $ 1.00 and 3,000,000 warrants at an exercise price of $1.50 per share. The Company is in the process of evaluating the impact of this on its financial statements for fiscal year 2006 in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and EITF No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

On March 16, 2006, the Company entered into a Multiple Unit Development Agreement with Frosted Mug Holdings, LLC (“Agreement”) which granted it certain development rights to establish and operate ten Snack Bars using the Frosted Mug Holdings proprietary restaurant services marks which currently include “Stewart’s”, Stewart’s Root Beer” and the “Original Drive In”. In accordance with the agreement, the Company has the right to establish and operate these Stewart's Snack Bars in up to ten Walmart locations in Pennsylvania, Maryland, Ohio, Florida and New York. Currently, permits have been obtained and construction has been commenced on two properties located in Florida and one property located in Pennylvania. At such time as the Snack Bars have opened, the Company can continue to manage each of these establishments or, subject to registration requirements, locate individual franchisees to operate the business.

Pursuant to the terms of the Agreement, the Company was required to pay a development fee equal to $12,500 per Snack Bar either under construction or for which a permit has been issued. Said fee shall be paid upon issuance of each subsequent permit for Snack Bars developed hereunder. For the initial ten Snack Bars subject to this Agreement the total initial fee was $125,000 (the “Development Fee”). The Company was also required to pay $4,000 per unit toward the royalties to be charged to the Wal Mart Snack Bars developed. Hereafter, said fee shall be paid upon issuance of each subsequent permit for Snack Bars developed hereunder. In addition to the Development Fee, the Company also paid $4,500 in rental security per unit.

Pursuant to the terms of the Agreement, the Company has the right to sell any of the Snack Bars developed by it to any third party and retain any proceeds from such sale. The Company shall also be entitled to retain one third of all royalties collected from such third party franchisee after the sale.

In April, 2006, Kahala Corporation agreed to allow the Company to pay the 2006 franchise area rights annual installment of $50,000 as follows: $10,000 due in April, 2006 and the balance of $40,000 due in August, 2006. The remaining balance outstanding accrues interest at a rate of 12% in accordance with the agreement.

ROCKELLE CORP.

11,250,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES

6,600,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF WARRANTS

300,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL __________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

The Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$1,497.15
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000.00
Legal fees and expense	$40,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$51,497.15

(1) Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On September 19, 2003, we issued 100,000 shares to Scott Raleigh for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Scott Raleigh had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. In May 2004, Scott Raleigh transferred the 100,000 shares to Gerard Stephan pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 19,100,000 shares to Gerald Stephan as compensation for services rendered as our President and CEO. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Stephan had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In April 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 303,030 shares of our common stock to 37 shareholders at a price per share of $1.00 for an aggregate offering price of $289,600. We issued the shareholders that purchased shares through our private placement a 5% share bonus in consideration for amending the price of the offering from $.10 to $1.00.

MICHAEL A. STEPHAN	21,000
KIMBERLY A. STEPHAN	105
JOESEPH COLE	21,000
MICHAEL J. DEMARTINO	10,500
EVELYN A. DEMARTINO	10,500
SAM F. ACRI	10,500
FLORAL LLP	52,500
ANTHONY STEPHAN	525
ELIZABETH STEPHAN	525
WALTER HENRY	1,050
WILLIAN FLYNN	10,500
JOSEPH VENDERBURG	2,100
MICHAEL OBRIEN	21,000
EMANUEL SAMMARTINO	13,125
DENISE SAMMARTINO	13,125
EMANUEL V. SAMMARTINO	5,250
DOMINICK J. DEMASI	15,750
LEE SAMMARTINO	10,500
ANTHONY CICIO	10,500
MICHAEL DE GAETANO	2,625

JOSEPH CALANO	5,250
AMY VERSCHURE	1,050
JAMES CELANO	5,250
NELSON VITALE	1,575
MICHELE VITALE	1,575
DR. DONALD CHIAPETTA	2,625
MANDY CHIAPETTA	2,625
RICHARD DEMASI	2,100
Y. KAY YANCEY	1,050
CHRISTINA DUCKER	10,500
CLAIRE PISCITELLI	10,500
ANTHONY CAVAGNARO	5,250
ANET & THOMAS MANGIARACINA	2,625
RICHARD & SHARON HOPKINS	2,625
ROCKY RIVERA	5,250
ROBERT J. DELEO JR	5,250
JUDITH W. CELAURO	5,250

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in December 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, the offering was sold to less than 35 non-accredited investors. Based upon same we believe that this offering has complied with the requirements of Rule 506(b)(2).

In March 2005, we issued 10,500 shares to 67 South Washington Ave. Realty LLC as compensation for plumbing services. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, 67 South Washington Ave. Realty LLC had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2005, we issued 50,000 shares to Anslow & Jaclin, LLP for legal services rendered. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Anslow & Jaclin, LLP had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 16, 2006, we issued a total of 100,000 shares in the following manner: Robert Onesti-35,000 shares; Todd DeMatteo-35,000 shares; and Westminster Securities Corp.-30,000 shares. Such shares were issued pursuant to an engagement letter for services rendered between us and Westminster Securities Corp. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation and Amendments*
3.2	By-Laws*
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Securities Purchase Agreement for $2,000,000 Financing
10.2	Form of Callable Secured Convertible Note
10.3	Form of Series A Stock Purchase Warrant
10.4	Form of Series B Stock Purchase Warrant
10.5	Registration Rights Agreement
10.6	Engagement Letter between the Company and Westminster Securities
10.7	Area Representation Agreement with Kahala Franchise Corp.**
10.8	Multiple Unit Development Agreement between Frosted Mug Holdings, LLC and Rockelle Corp. dated March 16, 2006. ***
21.1	Subsidiaries
23.1	Consent of Gately & Associates, LLC, CPAs
23.2	Consent of Infante & Company
24.1	Power of Attorney (included on signature page of Registration Statement)

*	Filed with the Form 10-SB filed with the SEC on October 9, 2003.
**	Filed with the Form SB-2 filed with the SEC on May 10, 2006.
***	Filed with the Form 8-K filed with the SEC on March 16, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miller Place, State of New York on April 5, 2006.

By:	/s/ Gerald Stephan
Gerald Stephan
President, Chief Executive Officer,
Chief Financial Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gerald Stephan, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Gerald Stephan	President, Chief Executive Officer,	Dated: April 5, 2006
	Gerald Stephan	Chief Financial Officer and Director